UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive Suite 950 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 203-6092

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	WGRX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 or Rule 12b-2 under the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 27, 2026, Wellgistics Health, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers convertible promissory notes in the aggregate principal amount of $21,132,812.50 (the “Notes”) and warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the “PIPE Warrants”). The Notes are being issued for an aggregate cash purchase price of $16,906,250, reflecting a 20% original issue discount, before deducting placement agent fees and offering expenses. The closing of the offering occurred on May 27, 2026 (the “Closing”).

The Notes mature on the twelve-month anniversary of their issuance unless earlier converted or repaid in accordance with their terms and bear interest at a rate of 0% per annum. The Company may not prepay the Notes without the consent of the applicable holder. Unless waived by holders of a majority in principal amount of the then outstanding Notes, the Company is required to apply the net cash proceeds received by the Company from any Qualified Financing (as defined in the Notes) to the repayment of the Notes on a pro rata basis, subject to certain customary and transaction-specific exclusions.

At any time before the Mandatory Conversion Date (as defined below), the Notes are convertible, in whole or in part, at the option of the holder, into shares of Common Stock at a conversion price equal to the lesser of (i) $6.00 per share and (ii) 100% of the closing price of the Common Stock on the trading day immediately preceding the applicable conversion date, subject to an initial floor price of $1.00 per share and adjustment as provided in the Notes.

Upon the later to occur of (i) the date on which the resale registration statement covering the applicable registrable securities is declared effective by the Securities and Exchange Commission (the “SEC”), (ii) the date on which the Company has obtained the Required Stockholder Approval (as defined below), (iii) the effectiveness of any amendment to the Company’s certificate of incorporation necessary to authorize blank check preferred stock, and (iv) the filing of the certificate of designation for a new series of convertible preferred stock with the Secretary of State of the State of Delaware (the “Mandatory Conversion Date”), the outstanding balance of the Notes will automatically convert into shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with each share of Series A Preferred Stock having a stated value of $1,000. Effective as of the Mandatory Conversion Date, the conversion price will be deemed reset and thereafter will equal the lesser of (x) $50.00 per share and (y) 100% of the closing price of the Common Stock on the trading day immediately preceding the applicable conversion date, subject to the applicable floor price and adjustment as provided in the Notes and the certificate of designation.

The certificate of designation for the Series A Preferred Stock provides that, beginning six months from the date of issuance, the Series A Preferred Stock will accrue dividends equal to 10% of the stated value over each subsequent twelve-month period, with such dividends accruing on a monthly basis and being added to the stated value. The Series A Preferred Stock will generally vote together with the Common Stock as a single class on an as-issued basis of one vote per share, subject to certain separate class consent rights. Upon a liquidation, dissolution or winding-up of the Company, the holders of Series A Preferred Stock will be entitled to receive, on a pari passu basis with the holders of Common Stock, for each share of Series A Preferred Stock, an amount equal to the greater of (i) the stated value of such share and (ii) the amount that a holder of Common Stock would receive if such share of Series A Preferred Stock were fully converted into Common Stock, disregarding conversion limitations.

The Purchase Agreement and the related transaction documents contain a beneficial ownership limitation of 9.99% and an exchange cap equal to 19.99% of the shares of Common Stock or voting power outstanding immediately before execution of the Purchase Agreement, calculated in accordance with the rules of the applicable trading market, including Nasdaq Listing Rule 5635(d) (the “Exchange Cap”). Prior to receipt of the Required Stockholder Approval, the Company may not issue, and the holders may not receive, shares of Common Stock pursuant to the transaction documents to the extent such issuance would exceed the Exchange Cap.

Under the Purchase Agreement, the Company agreed to use commercially reasonable efforts to obtain, as promptly as reasonably practicable following the Closing, stockholder approval to the extent required by Nasdaq Listing Rule 5635(d) and other applicable trading market rules for (i) the issuance of shares of Common Stock pursuant to the transaction documents in excess of the Exchange Cap, including shares issuable upon conversion of the Notes, conversion of the Series A Preferred Stock and exercise, including mandatory exercise or call, of the Warrants, and (ii) to the extent required, an amendment to the Company’s certificate of incorporation to authorize blank check preferred stock (collectively, the “Required Stockholder Approval”). The Purchase Agreement provides that any proxy statement, information statement or other materials seeking such approval will be filed with the SEC no later than twenty calendar days following the Closing and that the Company will file the certificate of designation within three business days after receipt of the Required Stockholder Approval.

The PIPE Warrants are exercisable for shares of Common Stock at an exercise price of $7.50 per share, subject to adjustment as provided therein, and expire on May 27, 2031. Each PIPE Warrant is exercisable for a number of shares of Common Stock equal to 150% of the initial principal amount of the Note purchased by the applicable Purchaser divided by the official closing price of the Common Stock on the date of issuance as reported by Nasdaq, without regard to conversion limitations in the Notes. The PIPE Warrants include a cashless exercise feature and customary adjustments for stock splits, dividends, combinations, recapitalizations and similar events.

The PIPE Warrants also include a mandatory exercise or call feature pursuant to which, if the volume weighted average price of the Common Stock equals or exceeds 150% of the then-applicable exercise price of the applicable PIPE Warrant for at least five consecutive trading days, and specified equity conditions are satisfied, the Company may require the holder to exercise all or the applicable portion of such PIPE Warrant, subject to the applicable beneficial ownership limitation, the Exchange Cap, the Required Stockholder Approval and the rules and regulations of the applicable trading market. The PIPE Warrants further provide that the Company may, in its sole discretion and without the consent of the holder, reduce the cash exercise price payable upon exercise by up to 80% of the then-applicable exercise price solely for purposes of inducing a cash exercise, subject to the limitations set forth in the PIPE Warrants.

Assuming the PIPE Warrants are exercised in full for cash at the initial exercise price of $7.50 per share, without giving effect to any beneficial ownership limitations, the Exchange Cap, stockholder approval requirements, cashless exercise provisions, any reduced cash exercise price or other adjustments, the Company would receive gross proceeds of approximately $39.6 million from the exercise of the PIPE Warrants. In addition, assuming the Placement Agent Warrants are exercised in full for cash at the same initial exercise price, the Company would receive additional gross proceeds of approximately $3.2 million, resulting in total potential gross proceeds of approximately $42.8 million from the exercise of the PIPE Warrants and Placement Agent Warrants. There can be no assurance that any Warrants will be exercised for cash, if at all.

From the date of the Purchase Agreement until the earlier of (i) seven months from the date of the Purchase Agreement and (ii) thirty days after the effective date of a resale registration statement registering all of the underlying securities for the Notes, the Company and its subsidiaries may not issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of capital stock or capital stock equivalents pursuant to a variable rate transaction without the prior written consent of Purchasers holding a majority in interest of the Notes then outstanding, subject to specified exceptions, including certain equity incentive and inducement issuances, certain at-the-market offerings, equity lines of credit or committed equity facilities, and issuances under the transaction documents.

The Company used a portion of the proceeds from the Offering to repay outstanding obligations owed to Marco Capital, Inc. under that certain Loan and Security Agreement, dated November 22, 2024, by and between Marco Capital, Inc. and Wellgistics, LLC, which obligations were guaranteed by Wellgistics Health, Inc. pursuant to a Guaranty Agreement dated November 22, 2024. As of May 5, 2026, the aggregate outstanding amount of such obligations was approximately $1.77 million.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a resale registration statement covering the registrable securities within fifteen calendar days after the date of the Registration Rights Agreement and to use commercially reasonable efforts to have such registration statement declared effective no later than the 45th calendar day after the date of the Registration Rights Agreement, subject to acceleration if the SEC indicates that the registration statement will not be reviewed or is no longer subject to review. The Registration Rights Agreement provides for liquidated damages upon certain registration-related failures, including failure to timely file or obtain effectiveness of the registration statement, in an amount equal to 1.5% of the aggregate subscription amount paid by the applicable holder for each event date and each monthly anniversary of the event date until the applicable event is cured, subject to the terms of the Registration Rights Agreement.

Placement Agency Agreement

On May 27, 2026, the Company entered into a Placement Agency Agreement with Dawson James Securities, Inc. (the “Placement Agent”), pursuant to which the Placement Agent acted as the Company’s exclusive placement agent on a best efforts, agency basis in connection with the offering. As compensation, the Company agreed to pay the Placement Agent a cash fee equal to 3% of the aggregate gross proceeds received by the Company from the sale of the securities at one or more closings and to issue five-year warrants (the “Placement Agent Warrants” and, together with the PIPE Warrants, the “Warrants”) to purchase a number of shares of Common Stock equal to 12% of the aggregate number of shares of Common Stock initially issuable upon conversion of the Notes based on the initial conversion price, at an exercise price of $6.25 per share. The Placement Agent Warrants are expected to contain terms substantially similar to the PIPE Warrants, including any mandatory exercise or call provision, cashless exercise provision, registration rights and customary anti-dilution provisions. The Company also agreed to reimburse the Placement Agent for certain legal and diligence fees and expenses not to exceed $110,000 and to a twelve-month tail fee with respect to certain investors introduced to the Company by the Placement Agent, subject to the exceptions set forth in the Placement Agency Agreement.

Lock-Up Agreements

In connection with the Offering, certain officers and directors of the Company and stockholders holding a majority of the Company’s outstanding common stock entered into lock-up agreements with the Placement Agent. Pursuant to the lock-up agreements, the applicable stockholders agreed, subject to certain customary exceptions, not to offer, pledge, sell, contract to sell, lend or otherwise transfer or dispose of any shares of the Company’s capital stock or securities convertible into or exercisable or exchangeable for shares of the Company’s capital stock during the period commencing on the Closing Date and ending on the earliest of (i) ninety (90) days after the Registration Statement is declared effective under the Securities Act, (ii) one hundred eighty (180) days after the Closing Date and (iii) such earlier date as the Placement Agent may agree in writing. The lock-up agreements also restrict certain hedging, swap and similar transactions and provide for stop transfer instructions with respect to the shares subject to the lock-up agreements. The restrictions are subject to certain customary exceptions, including certain transfers by gift, to trusts or affiliates, by will or intestacy, in connection with certain equity award or tax withholding transactions, and in connection with certain change-of-control transactions approved by the Company’s Board of Directors.

The lock-up press release states that holders of 1,333,930 common shares, representing a majority of the outstanding common shares, entered into the lock-up arrangement, while the form agreement provides for the lock-up period and transfer restrictions summarized above.

The foregoing descriptions of the Purchase Agreement, the Notes, the PIPE Warrants, the certificate of designation for the Series A Preferred Stock, the Registration Rights Agreement, the Placement Agency Agreement and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies or forms of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws, including statements regarding the offering, the use of proceeds, the conversion of the Notes, the issuance and filing of the Series A Preferred Stock, the Company’s ability to obtain stockholder approval, the filing and effectiveness of resale registration statements, and the exercise of Warrants. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including risks described in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Notes, the PIPE Warrants, the Placement Agent Warrants, the Series A Preferred Stock issuable upon conversion of the Notes, the shares of Common Stock issuable upon conversion of the Notes and the Series A Preferred Stock, and the shares of Common Stock issuable upon exercise of the Warrants were, or will be, offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. Each Purchaser represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and was acquiring the securities for investment purposes and not with a view to distribution in violation of the Securities Act. The securities issued and issuable in the offering have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

On May 27, 2026, the Company issued a press release announcing the financing and debt restructuring transaction described above under Item 1.01. On May 28, 2026, the Company issued a press release announcing that holders of a majority of the Company’s outstanding common stock entered into a lock-up agreement. Copies of such press releases are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Promissory Note.
4.2	Form of PIPE Warrant.
4.3	Form of Placement Agent Warrant.
10.1	Securities Purchase Agreement, dated May 27, 2026, by and among Wellgistics Health, Inc. and the Purchasers party thereto.
10.2	Registration Rights Agreement, dated May 27, 2026, by and among Wellgistics Health, Inc. and the Purchasers party thereto.
10.3	Placement Agency Agreement, dated May 27, 2026, by and between Wellgistics Health, Inc. and Dawson James Securities, Inc.
10.4	Form of Lock Up Agreement.
99.1	Press Release issued by Wellgistics Health, Inc. on May 27, 2026.
99.2	Press Release issued by Wellgistics Health, Inc. on May 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2026	WELLGISTICS HEALTH, INC.

	By:	/s/ [__]
	Name:	Prashant Patel
	Title:	Chief Executive Officer